UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): March 1, 2016

BioMarin Pharmaceutical Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-26727	68-0397820
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

770 Lindaro Street

San Rafael, CA 94901

(Address of Principal Executive Offices, Including Zip Code)

(415) 506-6700

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.	Regulation FD.

BioMarin Pharmaceutical Inc. (the “Company”) announced on February 29, 2016 that it would present data in six oral and 15 poster presentations at the 12th Annual WORLDSymposiumTM being held February 29-March 4, 2016 in San Diego, California (the “WORLDSymposium”), including results from a phase 1/2, open-label, dose-escalation study on cerliponase alfa (BMN 190) in children with late-infantile neuronal ceroid lipofuscinosis type 2, or CLN2 disease. Cerliponase alfa is an investigational enzyme replacement therapy designed to treat CLN2 disease, a form of Batten disease that causes progressive neurodegeneration and loss of cognitive, motor and visual functions, and early mortality.

On March 1, 2016, the WORLDSymposium made available to conference attendees without prior notice to the Company an abstract entitled, “Intracerebroventricular cerliponase alfa (BMN 190) in children with CLN2 disease: Interim results from a Phase 1/2, open-label, dose-escalation study”. The abstract includes interim results from the first 13 patients in the Phase 1/2 study. The full results from all 24 subjects in the Phase 1/2 study will be made available in a presentation at the WORLDSymposium on March 2, 2016 at 4pm (Pacific Standard Time) and the Company will issue a press release at that time. A copy of this abstract, dated March 1, 2016 is attached as Exhibit 99.1 to this Current Report on Form 8-K and the information contained therein is incorporated herein by reference.

The information in this Item 7.01 and Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

No.	Description

99.1	Abstract entitled, “Intracerebroventricular cerliponase alfa (BMN 190) in children with CLN2 disease: Interim results from a Phase 1/2, open-label, dose-escalation study” dated March 1, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BIOMARIN PHARMACEUTICAL INC.

Date: March 1, 2016	By:	/s/ G. Eric Davis
G. Eric Davis
Executive Vice President, General Counsel & Secretary

EXHIBIT INDEX

No.	Description

99.1	Abstract entitled, “Intracerebroventricular cerliponase alfa (BMN 190) in children with CLN2 disease: Interim results from a Phase 1/2, open-label, dose-escalation study” dated March 1, 2016